Exhibit 5.1

Partners:
Paul Aherne	**
Brett Basdeo	***
John Cartwright	*
John Crook	*
Mark Cummings	*****
Natalie Curtis	****
James Gaden	****
Kristen Kwok	**
Wing Lam	*
William Lee	*
Thomas Pugh	*****
Andrew Randall	**
Victoria Raymond	*

9 May 2025	Our Ref: MRC/KH/A6545-H23992

Adagene Inc.

c/o Vistra (Cayman) Limited

P.O. Box 31119 Grand Pavilion

Hibiscus Way, 802 West Bay Road

Grand Cayman, KY1-1205

Cayman Islands

Dear Sir/Madam

Adagene Inc.

We have acted as Cayman Islands legal advisers to Adagene Inc. (the “Company”) in connection with the registration for issuance and sale by the Company of (i) ordinary shares at par value of US$0.0001 per share (“Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (“ADS(s)”), each ADS representing 1.25 Ordinary Shares, (ii) warrants to purchase Ordinary Shares or other securities of the Company (“Warrants”), (iii) units (“Units” and, collectively with the Ordinary Shares and Warrants, the “Securities”), or any combination thereof, in one or more offerings as contemplated by the Form F-3 Registration Statement (“Registration Statement”) to be filed by the Company under the U.S. Securities Act of 1933. The Securities being registered are for a maximum aggregate offering price of US$200,000,000. We are furnishing this opinion as exhibit 5.1, 8.1 and 23.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the documents nor upon matters of fact or the commercial terms of the transactions contemplated by the documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda

Walkers	Page 2

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.	The authorised share capital of the Company is currently US$80,000 divided into 800,000,000 shares comprising (i) 640,000,000 ordinary shares of a par value of US$0.0001 each, and (ii) 160,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the Company’s board of directors may determine in accordance with the Memorandum and Articles.

3.	With respect to the Securities when (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) in the case of Ordinary Shares only, valid book-entry notations are made in the register of members of the Company, then such Securities as the case may be, will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

4.	With respect to any Ordinary Shares which may be offered by Selling Shareholders (as defined in the Registration Statement) pursuant to the Registration Statement (the “Secondary Shares”), assuming any potential secondary offerings of Ordinary Shares made pursuant to the Registration Statement are limited to currently outstanding Ordinary Shares as at 9 May 2025 required pursuant to General Instruction I.B.3 of Form F-3, based solely on our review of the Register of Members, the Secondary Shares were duly authorised and are currently validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holders thereof by the Company).

5.	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters”, “Taxation” and “Enforceability of Civil Liabilities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

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This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (Hong Kong)

Walkers (HONG KONG)

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 25 February 2011, the Seventh Amended and Restated Memorandum and Articles of Association as adopted by special resolution on 19 January 2021 and effective conditional and immediately prior to the completion of the Company’s initial public offering of American Depositary Shares representing its Ordinary Shares (the “Memorandum and Articles”), the Register of Members, a copy of which have been provided to us by the Company (together the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 8 May 2025 (Cayman Islands time).

3.	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the “Grand Court”) kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), as at 9.00am Cayman Islands time on 8 May 2025 (the “Search Time”).

4.	A copy of a Certificate of Good Standing dated 17 April 2025 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

5.	A copy of the executed minutes of a meeting of the Board of Directors of the Company held on 21 March 2025 setting out the resolutions relating to the Registration Statement (the “Resolutions”).

6.	A certificate from a director of the Company dated 9 May 2025, a copy of which is attached hereto (the “Director’s Certificate”).

7.	The Company’s registration statement on Form F-3 to be filed by the Company with the Commission on or about 9 May 2025.

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Schedule 2

ASSUMPTIONS

1.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement outside the Cayman Islands to ensure the legality, validity and enforceability of the Registration Statement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

2.	The resolutions authorising the issuance of the Securities are and shall remain in full force and effect and have not been and will not be rescinded or amended.

3.	The originals of all documents examined in connection with this opinion are authentic. The documents conform in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such documents.

4.	The Registration Statement and the documents or agreements referred to therein have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Securities and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.	On the date of issue of the Ordinary Shares, the Company shall have sufficient authorised but unissued share capital available.

7.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

8.	The Company has received, or will on issue of the relevant Ordinary Shares receive, consideration in money or money’s worth for each share when issued, such consideration in any event not being less than the stated par or nominal value of each share.

9.	The Company has, or will on issue of the relevant Ordinary Shares have, issued and sold the shares in the manner contemplated by the Registration Statement and the documents or agreements referred to therein and otherwise in compliance with all applicable laws.

10.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth herein.

11.	Any power of attorney given to execute any document or the Resolutions was duly executed, the named attorneys were duly appointed with full power granted to each of them and the power of attorney remains in full force and effect and have not been revoked or varied.

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Schedule 3

QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

2.	We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director’s Certificate.